UNDERWRITING AGREEMENT
                            PUBLIC OFFERING OF UP TO
                         880,000 SHARES OF COMMON STOCK
                           BETA OIL & GAS INCORPORATED

                                                          __________ __, 199_

HAGERTY STEWART
     As Underwriter
2600 Michelson Drive, Suite 1500
Irvine, California  92612

Ladies and Gentlemen:

         Beta Oil & Gas Incorporated, a corporation organized under the laws of the State of Nevada (which shall be referred to hereinafter as the "Company"), proposes to issue and sell through you (the "Underwriter"), in a public offering (the "offering") that shall be registered by the Company under the Securities Act of 1933, as amended (the "Securities Act"), a minimum of 600,000 and a maximum of 880,000 shares (the "Shares") of Common Stock, $.001 par value (the "Common Stock"), of the Company. The Company also proposes to sell to you, individually, five-year warrants (the "Underwriter's Warrants") that will entitle you to purchase, in the aggregate, a number of shares of Common Stock equal to 10% of the total number of Shares sold in the offering (the "Underwriter's Warrant Stock"), which sale will be consummated in accordance with the terms and conditions of the Underwriter's Warrant Agreement (the "Underwriter's Warrant Agreement") filed as an exhibit to the Registration Statement (as defined below). Unless the context expressly indicates otherwise (such as in Section 1(g) hereof), the term "Company" shall mean Beta Oil & Gas Incorporated and its wholly-owned subsidiary, BetAustralia LLC, which is a limited liability company organized under the laws of the state of California (the "Subsidiary"), considered together as if they were a single, consolidated entity.

         This is to confirm the agreement concerning the sale by the Company through you, as Underwriter of the Shares, in the offering. The Company understands that you propose to use your reasonable best efforts to make a public offering of the Shares within ninety (90) days after the Registration Statement becomes effective (which period may be extended for an additional thirty (30) day period pursuant to the terms hereof), subject to the conditions and on the terms hereinafter set forth in this Agreement.

         1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

                  (a) A registration statement on Form S-1 (File No. 333-_______) relating to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act, and the Rules and Regulations promulgated by the Securities and Exchange Commission (the "Commission") thereunder (the "Rules and Regulations") and the Registration Statement has been filed by the Company with the Commission. Copies of such registration statement and any amendments, and all forms of the related prospectuses contained therein, previously filed by the Company with the Commission have been delivered to the Underwriter and the Company has consented to the Underwriter's use of such copies for the purposes permitted by the Securities Act. Such registration statement, including the prospectus, Part II and all exhibits thereto, as amended at the time when it shall become effective, is herein referred to as the "Registration Statement", the prospectus included as part of the Registration Statement at the time it became effective under the Securities Act (the "effective date"), is herein referred to as the "Effective Prospectus" and the prospectus that is filed, with your prior consent, with the Commission after the effective date to disclose all the information that was omitted from the Effective Prospectus pursuant to Rule 430A of the Rules and Regulations and any other changes contained therein with your consent, is herein referred to as the "Final Prospectus." Such amendments to such Registration Statement as may have been required prior to the date hereof have been filed with the Commission; and the Company will file with the Commission such additional amendments to such Registration Statement and such amended prospectuses as may hereafter be required under the Securities Act or the Rules and Regulations, including an amendment to the Registration Statement or to the Effective Prospectus that contains the information omitted from the Registration Statement pursuant to Rule 430A(a) of the Rules and Regulations either as part of a post-effective amendment to the Registration Statement (including an amended prospectus) or pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations. Any prospectus included in the Company's Registration Statement and in any amendments thereto filed prior to the effective date is referred to herein as a "Pre-Effective Prospectus." For purposes of this Agreement, the "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, the term "Exchange Act Rules" shall mean the rules and regulations promulgated by the Commission under the Exchange Act and the term "affiliate" shall have the definition specified in Rule 405 of the Rules and Regulations.

                  (b) No stop order or other order preventing or suspending the use of any Pre-Effective Prospectus or the Effective Prospectus has been issued by the Commission nor any "blue sky" or securities authority of any jurisdiction and each Pre-Effective Prospectus and the Effective Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Pre-Effective Prospectus or in the Effective Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for inclusion therein.

                  (c) As of each of the Closing Dates (as defined below), the Registration Statement will have been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement will have been filed as of each Closing Date, without the Underwriter's approval as provided in Section 4(a) hereof. When the Registration Statement becomes effective and at all times subsequent thereto, the Registration Statement, any post-effective amendment thereto and the Effective Prospectus and the Final Prospectus, as amended or supplemented, shall comply in all material respects with the requirements of the Securities Act and the Rules and Regulations. No such document shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, any such document, in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for inclusion therein. There is no contract or document required to be described in the Registration Statement or Effective Prospectus or Final Prospectus or to be filed as an exhibit to the Registration Statement which is not described in the Effective Prospectus or Final Prospectus as required and filed as an exhibit to the Registration Statement or Final Prospectus, or both, as the case may be. As of each of the Closing Dates, no stop order or other order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Effective Prospectus or the Final Prospectus, or any amendment or supplement thereto, shall have been issued by the Commission or any "Blue Sky" or securities authority of any jurisdiction.

                  (d) Hein & Associates LLP, whose report appears in the Registration Statement, each Pre-Effective Prospectus, the Effective Prospectus and the Final Prospectus, are independent auditors as required by the Securities Act and the Rules and Regulations. The financial statements (including the related schedules and notes) included in the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus and/or the Final Prospectus, together with the unaudited financial information of the Company forming part of the Registration Statement, each Pre-Effective Prospectus, the Effective Prospectus and/or the Final Prospectus present fairly, in all material respects, the consolidated financial condition, the consolidated results of the operations and changes in cash flows and equity of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP"), and in conformity with the applicable Rules and Regulations of the Commission, throughout the periods indicated. The selected and summary financial data included in the Registration Statement, each Pre-Effective Prospectus, the Effective Prospectus and the Final Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis substantially consistent with the audited financial statements presented in the Registration Statement, the Effective Prospectus, and the Final Prospectus. There are no financial statements or schedules that are required to be included in the Registration Statement, the Effective Prospectus or the Final Prospectus that have not been so included.

                  (e) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (f) The descriptions of (i) the contracts or other agreements that exist between the Company and other entities with which the Company is participating in oil and gas exploratory and development activities (the "Participating Corporations"), and the prior performance of such Participating Companies, as described in the Pre-Effective Prospectus, the Effective Prospectus and the Final Prospectus, and (ii) the oil and gas reserve data presented in any of such Prospectuses pertaining to the fields or trends in or adjacent to which the Company's oil and gas properties are located, and (iii) the description of the Company's ownership interests in such properties, was complete and correct, in all material respects, on each of the respective dates of such Prospectuses. The Company is not required, under the Rules and Regulations or by generally accepted accounting principles to disclose, in the Effective Prospectus or the Final Prospectus, any financial or other data relating to oil and gas reserves in which it has an interest or to obtain and include, in each such Prospectus, a reserve report of any petroleum engineer or geologist.

                  (g) Each of the Company and the Subsidiary has been duly organized and is validly existing as a corporation, or (in the case of (in the case of the Subsidiary) as a limited liability company, in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own, lease and operate its respective properties and conduct its respective business as described in the Effective Prospectus and Final Prospectus. Each of the Company and the Subsidiary also is duly qualified to do business as a foreign corporation, or (in the case of the Subsidiary) as a limited liability company, and is in good standing in each jurisdiction (outside of its state of incorporation or organization) in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary, except in any instance in which the failure to be so qualified and in good standing does not and will not have a Material Adverse Effect (as hereinafter defined). Each of the Company and the Subsidiary
(i) holds such licenses, permits and other approvals or authorizations of and from governmental or regulatory authorities ("Permits") as are necessary under applicable law to own its properties and to conduct its business in the manner now being conducted and as described in the Effective Prospectus and the Final Prospectus, (ii) has fulfilled and performed all of its respective obligations with respect to such Permits, except for any non-performance which has not had, and is not expected to and will not have, a material adverse effect on the Company or its Subsidiary, the consolidated condition (financial or other) of the Company and the Subsidiary or their consolidated operating results, their consolidated assets or liabilities, or the future prospects of the Company or such Subsidiary or the ability of the Company to consummate, on a timely basis, the transactions contemplated in this Agreement (a "Material Adverse Effect"). No event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination of, or result in any other impairment of the rights of the Company or the Subsidiary under any such Permits where such revocation, termination or impairment might have a Material Adverse Effect.

                  (h) The Company has an authorized, issued and outstanding capitalization as set forth in the Effective Prospectus and the Final Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized by all necessary corporate action on the part of the Company and are duly and validly issued, fully paid and non-assessable, were not issued in violation of or subject to any preemptive rights, rights of first refusal or similar rights (whether arising under the Company's Articles of Incorporation or Bylaws or under the Nevada General Corporation Law or any agreement or instrument or otherwise), and were issued and sold in compliance with the applicable Federal and state securities laws. Except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into, exchangeable for or exercisable into any shares of capital stock of the Company. The statements set forth in the Effective Prospectus and the Final Prospectus under the caption "Description of Capital Stock," insofar as they purport to describe the authorized and issued shares of capital stock of the Company, including its Common Stock, are in all material respects accurate and complete.

                  (i) The Company has duly and validly authorized, by all requisite corporate action, the sale and issuance of the Shares, the sale and issuance of the Underwriter's Warrants, the reservation of the Underwriter's Warrant Stock for issuance on exercise of the Underwriter's Warrants, and, when issued against payment therefor, as contemplated by this Agreement or the Underwriter's Warrant Agreement (as the case may be), the Shares, the Underwriter's Warrants and the Underwriter's Warrant Stock will be duly authorized, validly issued, fully paid and nonassessable. Except as described in the Effective Prospectus and Final Prospectus, there are not in existence, and the sale and issuance of the Shares and the sale and issuance of the Underwriter's Warrants and the Underwriter's Warrant Stock will not violate, any preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's Articles of Incorporation, Bylaws or other governing documents or under the Nevada General Corporation Law or under any agreement, contract or other instrument to which the Company is a party or to which the Company or its capital stock are subject. There are no debt securities outstanding that entitle the holders thereof, now or in the future, to exercise any voting rights. Except as otherwise disclosed in the Effective Prospectus and Final Prospectus, neither the filing of the Registration
Statement nor the offering or sale of the Shares, as contemplated by this Agreement nor the sale and issuance of Underwriter's Warrant or Warrant Stock, respectively, gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock; and any such waivers, to the best of the Company's knowledge, were duly and validly given. Except for the Subsidiary, the Company has no subsidiary (as defined in Rule 405 of the Rules and Regulations) which is material to the Company.

                  (j) Except as described in or contemplated by the Effective Prospectus and Final Prospectus (i) there has not been any change or any development in the business, properties, condition (financial or other), results of operations or prospects of the Company which might have a Material Adverse Effect, whether or not arising in the ordinary course of business, from the respective dates as of which information is given in the Effective Prospectus and Final Prospectus; (ii) the Company has not, directly or indirectly, incurred any liabilities or obligations, direct or contingent, which were incurred other than in the ordinary course of business or which, either individually or in the aggregate, are material in amount whether or not incurred in the ordinary course of business, or entered into any transactions not in the ordinary course of business or which, either individually or in the aggregate, are material to the financial condition, operating results, business or prospects of the Company whether or not in the ordinary course of business; (iii) the agreements to which the Company is a party described in the Effective Prospectus and Final Prospectus, are valid and enforceable by the Company and, to the Company's knowledge, are valid and binding on the other party or parties thereto and neither the Company nor such other party or parties is in material breach or default under any such agreements; (iv) there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company, or any issuance or grant of options, warrants or rights to purchase capital stock of the Company, or any security convertible into, exercisable for, or exchangeable for capital stock of the Company, or any declaration or payment of any dividend or other distribution on any class of capital stock of the Company from the respective dates as of which information is given in the Effective Prospectus and Final Prospectus; (v) there is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company or which is or will be senior in priority to the shares of Common Stock of the Company (including the Shares); and (vi) there is no commitment, plan or arrangement to change or alter the rights, preferences or privileges of any outstanding class or series of the capital stock of the Company.

                  (k) The Company is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery of this Agreement or the Underwriter's Warrant Agreement, or consummation of the transactions contemplated hereby or thereby, result in a violation of, or constitute a default under, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company under or pursuant to, (i) the Articles of Incorporation, Bylaws or other governing documents of the Company, or (ii) any contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, debenture, note, lease or other agreement or instrument, to which the Company is a party or by which it is bound, or to which its business or any of its properties is subject, and which is or is expected to become material to the Company; or (iii) any law, rule, administrative regulation, Permit, judgment, order, writ or decree of any court or any governmental agency or body having jurisdiction over the Company or its business or any of its properties, except for any such violations or defaults which, neither individually nor in the aggregate, would have a Material Adverse Effect. Except for Permits and similar authorizations required under the Securities Act and the securities or "Blue Sky" laws of certain jurisdictions and for such Permits and authorizations which have been obtained, no consent, approval, authorization or order of any court, governmental agency or body, financial institution or other person or entity is required in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the valid sale, issuance and delivery of the Shares, the Underwriter's Warrant Agreement and the Underwriter's Warrant Stock, nor will the execution or delivery of this Agreement or the Underwriter's Warrant Agreement or consummation of the transactions contemplated hereby or thereby result in a violation of, or constitute a default thereunder.

                  (l) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Escrow Agreement and the Underwriter's Warrant Agreement, and this Agreement, the Escrow Agreement and the Underwriter's Warrant Agreement have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding agreements and obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally.

                  (m) The Company has (i) satisfactory title to all its interests in the oil and gas properties described in the Prospectus as being owned by it, title investigations having been carried out by the Company in accordance with the customary practice in the oil and gas industry, and (ii) good and marketable title to all other real property and all personal property described in the Effective Prospectus as being owned by it, in each case free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Effective Prospectus or in a document filed as an exhibit to the Registration Statement or such as are not in, individually or in the aggregate, materially burdensome and do not interfere in any material respect with the use or value of the property or the conduct of the business of the Company, and the property (real and personal) held under lease by the Company is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company as now conducted or as contemplated to be conducted as described in the Effective Prospectus.

                  (o) There is no litigation or governmental proceeding or investigation to which the Company is a party or is subject or to which its business or any of its property is subject or which is pending or, to the Company's knowledge, threatened against or affecting the Company which either is required to be disclosed in the Effective Prospectus and Final Prospectus or could have a Material Adverse Effect, including but not limited to any actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion, race, or physical or mental disability, and no labor disturbance by the employees of the Company exists or, to the Company's knowledge, is imminent which might be expected to have a Material Adverse Effect or which is required to be disclosed in the Effective Prospectus and Final Prospectus.
The Company is not a party to any union or collective bargaining agreements.

                  (p) The Company is not in violation of any federal, foreign, state, or local law, ordinance, governmental rule or regulation or court decree or order to which it may be subject which violation might have a Material Adverse Effect, or of any foreign, federal, state or local law or regulation relating to discrimination in the hiring, promotion or paying of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Rules and Regulations promulgated thereunder, where such violation would have a Material Adverse Effect.

                  (q) The Company and its agents, including the operating companies which have been or will be conducting oil and gas exploration and development activities as described in the Effective Prospectus or the Final Prospectus (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or waste, pollutants or contaminants ("Environmental Laws"), (ii) have received all Permits, licenses or other approvals which applicable Environmental Laws require for the conduct of by the Company or such agents of the business or activities being or to be conducted by them, as described in the Effective Prospectus and Final Prospectus ("Environmental Permits"), and (iii) are in compliance with all terms and conditions of any such Environmental Permits, except for such noncompliance with Environmental Laws, or the failure to receive or to comply with the terms of any required Environmental Permits, that would not, individually or in the aggregate, have a Material Adverse Effect. There has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action by the Company under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not result in, or which would not be reasonably likely to result in, individually or in the aggregate with all such violations and remedial actions, a Material Adverse Effect. There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any solid wastes or hazardous substances due to or caused by the Company, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not result in or would not be reasonably likely to result in, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms "hazardous substances" and "solid wastes" shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection.

                  (r) The Company has timely (giving effect to permitted extensions) filed and properly prepared all necessary federal, state, local and foreign income, franchise and any other required tax returns, has paid all taxes shown as due thereon, including payroll and employee withholding taxes. The
Company has no knowledge, or any reasonable grounds to know, of any tax deficiencies which would have a Material Adverse Effect and there is no further liability (whether or not disclosed on such returns) or assessments for any such taxes, and no interest or penalties accrued or accruing with respect thereto, except for such taxes as are being contested in good faith and as may be set forth or adequately reserved for in the financial statements included in the Effective Prospectus and the Final Prospectus. The amounts currently set up as provisions for taxes on the Company's books and records are sufficient for the payment of all of the Company's unpaid federal, foreign, state, county and local taxes accrued through the dates as of which such books and records speak, and for which the Company may be liable in its own right, or as a transferee of the assets of, or as successor to, any other corporation, limited liability company, association, partnership, joint venture or other entity.

                  (s) Neither the Company nor any officers, directors, employees or agents or any other persons associated with or acting on behalf of it has at any time (i) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation or ordinance requiring such disclosure, (ii) made any payment to any local, state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iv) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which the Company sells or from which the Company buys products for the purpose of influencing such agent or person to buy products from or sell products to the Company, (v) made any other bribe, rebate, payoff, influence payment, kickback or other unlawful payment or (vi) engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

                  (t) True and complete copies of the minutes of all meetings of the Company's Shareholders, Board of Directors and its Committees, and of any written consents thereof, have been furnished to the Underwriter or its counsel and are, in all material respects, accurate and complete descriptions of the proceedings thereof and the actions taken at such meetings or by written consent and no material transactions have been taken by the Company that have not received requisite corporate approvals by whichever of the Shareholders, the Board of Directors or any Committee thereof is authorized to grant such approvals. The stock and the warrant and option registers of the Company that have been furnished to the Underwriter and its counsel completely and accurately set forth the record holders of, and all transactions (since the inception of the Company) in, shares of capital stock and options, warrants and rights to acquire capital stock of the Company.

                  (u) Except for the Underwriter and the Selected Dealers, no person has provided any underwriting, brokerage, finders or similar services in connection with, and no person has any right to receive any commissions, discounts, finders fees, or brokerage fees or similar commissions or fees with respect to, the offering of the Shares contemplated hereby for which the Company or the Underwriter may be or become responsible.

                  (v) The Company has its properties adequately insured against loss or damage by fire and maintains such other insurance as is prudent or customarily maintained by companies in the same or similar business and in the same or similar localities where any of its business operations are conducted. The Company has not been refused any insurance coverage sought or applied for and, except as described in the Effective Prospectus, the Company has no reason to believe that it will not be able, at a cost that would not have a Material Adverse Effect, to renew its existing insurance coverage, or to obtain similar coverage from similar insurers as may be necessary to continue its business, as and when its existing coverages expire.

                  (w) The Company owns, or possesses adequate rights to use, all material patents, patent rights, inventions, proprietary software (whether represented by source code, object code or in any other manner), trademarks, service marks, trade names, copyrights, and trade secrets and know-how (collectively, the "Intangibles") necessary for the conduct of its business as currently conducted and as proposed to be conducted (which is described in the Effective Prospectus and Final Prospectus) and has taken all reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets and know-how which are valid and protectible and are not part of the public knowledge or literature. All of the Intangibles that the Company owns or has pending, or under which it is licensed, are in good standing and uncontested. Any of the Company's employees and any other person who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed any Intangibles, or who have knowledge of or access to information relating to them, have been put on notice and have entered into agreements that provide that these Intangibles are proprietary to the Company, that transfer each such employee's or other person's right, title and interest therein to the Company and that require each such employee and other persons to keep strictly confidential and not to divulge or use, other than for the Company' benefit, any such Intangibles. The Company has not received any notice of infringement of or conflict with, and to the best of its knowledge, the Company is not infringing or in conflict with, asserted rights of others with respect to any Intangibles which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect. To the knowledge of the Company, there is no infringement by others of Intangibles of the Company.

                  (x) The Company has made an inquiry into all aspects of its operations, including, without limitation, its communications systems and physical plant and equipment, and has determined that all computer databases, software and hardware, including any microprocessors, microcontrollers, smart instrumentation or other sensors, drivers, monitors, robotic or other devices containing a semiconductors, memory circuits or microchips (collectively, the "Computer Systems"), owned, used or licensed by the Company have been designed or modified to operate without error as a result of the advent of the year 2000 or the year 2001. Without limiting the generality of the foregoing, the Computer Systems (i) will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century, (ii) have been designed or modified to ensure Year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century, and (iii) provide that all date-related user and data interface functionalities and data fields include the indication of century, except for any invalid or inaccurate results or any incompatibility that is not expected to have and will not have, either individually or in the aggregate, a Material Adverse Effect. To the Company's knowledge, none of the Computer Systems owned, used or licensed by suppliers have Year 2000-related functional problems which could reasonably be expected to have a Material Adverse Effect.

                  (y) There are no outstanding loans or advances or guarantees of indebtedness by the Company to or for the benefit of any affiliate of the Company, any of the officers or directors of the Company, or any of the members of the families of any of them, or any other business relationships or related-party transaction of the nature described in Item 404 of Regulation S-B involving the Company and any other persons referred to in said Item 404, which are required by the Rules and Regulations to be described in the Registration Statement, Effective Prospectus and Final Prospectus except such that are so described.

                  (z) The Company is not, and after giving effect to the sale of the Shares will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (aa) Application for quotation of the Common Stock on the National Association of Securities Dealers Automated Quotations (herein called Nasdaq) Small-Cap Market has been approved, subject to notice of issuance.

                  (bb) Neither the Company nor any of its officers or directors has taken, and none of them shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

                  (cc) Neither the Company nor any of its officers or directors has distributed, and prior to the later of (i) the Subsequent Closing and (ii) the completion of the distribution of the Shares none of them will distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Effective Prospectus and the Final Prospectus, or any amendment or supplement thereto, or such other materials, if any, permitted by the Securities Act and the Rules and Regulations.

                  (dd) The Company is sole and exclusive record and beneficial owner of all ownership interests in the Subsidiary and there are no outstanding warrants, options or other rights to purchase or subscribe for the purchase of, and there are no securities that are convertible or exercisable into or exchangeable for, and there are no agreements entitling any one, other than the Company, to acquire, any ownership interests in the Subsidiary.

         2.       Payment and Delivery.

                  (a) The Company hereby appoints the Underwriter as its exclusive agent (subject to the Underwriter's right to designate selected dealers who may participate in the offering) for a period (the "Offering
Period") of ninety (90) days from the date on which the Registration Statement becomes effective (the "Effective Date") to sell Six Hundred Thousand (600,000) Shares (the "Minimum Shares") on a "best-efforts, minimum-or-none" basis, and to sell, on a "best-efforts" basis, an aggregate of up to Eight Hundred Eighty Thousand (880,000) Shares (the "Maximum Shares"); provided, however, the Company and the Underwriter, by their mutual written consent, may extend the Offering Period for an additional period of up to thirty (30) days. The Company and Underwriter, at any time, may agree to terminate the offering prior to the end of the Offering Period. Unless the context indicates otherwise, the term "Offering Period" shall include the extension referred to above. The
Underwriter, on the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, accepts such appointment and agrees to use its reasonable best efforts to find purchasers for the Shares. The price at which the Underwriter, as agent for the Company, shall sell the Shares to the public shall be $6.00 per share.

                  (b) It  shall  be a  condition  precedent  to the  sale of any
Shares in the Offering that there shall have been received, prior to the expiration of the Offering Period, irrevocable subscriptions ("Share Subscriptions") from prospective purchasers of the Shares in the offering to the purchase at least 600,000 of the Shares, together with the funds required to be paid therefor (the "Subscription Funds"), computed at the public offering price of $6.00 per Share (the "Minimum Condition"). Until the Minimum Condition is satisfied, all Subscriptions and Subscription Funds shall be deposited no later than noon on the business day next following their receipt by the Underwriter or any participating Selected Dealer (as hereinafter defined), directly into an escrow account (the "Escrow Account"), pursuant to the terms of an escrow agreement (the "Escrow Agreement") dated ________ __, 199_ among the Company, the Underwriter, and California State Bank (the "Escrow Agent"). All payments of Subscription Funds shall be made either by check or by wire transfer. All checks evidencing Subscription Funds should be made payable to "California State Bank -- Beta Oil & Gas, Inc. Escrow Account." All such Subscription Funds shall be held in the Escrow Account until disbursed as hereinafter provided. Simultaneously with the deposit of the Subscription Funds into the Escrow Account, the Underwriter or the participating Selected Dealer, as appropriate, shall inform the Escrow Agent, in writing, of the name, address, and Taxpayer Identification Number of each Subscriber, and the number of Shares and the aggregate dollar amount of such Subscriber's Subscription.

                  (c) On or prior to the Effective Date, the Company shall deliver to Oxford Stock Transfer (the "Transfer Agent") certificates which will be used to represent the Shares to be sold hereunder through the Underwriter.

                  (d) If the Minimum Condition has not been satisfied by the end of the Offering Period, then, the obligation of the Underwriter to use its reasonable best efforts to sell Shares in the offering, and its other obligations under this Section 2 and under Section 3 of this Agreement, shall terminate automatically, without any liability to the Underwriter, and all amounts in the Escrow Account shall be returned promptly to the Subscribers as provided in the Escrow Agreement. If the Minimum Condition is satisfied prior to the expiration of the Offering Period, all amounts in the Escrow Account (less any fees or costs payable to the Escrow Agent pursuant to the Escrow Agreement, which the Escrow Agent shall retain, and less the Underwriter's commission of $0.60 per Share sold in the Offering and the Non-Accountable Expense Allowance payable pursuant to Section 4(k) hereof, which shall be paid directly to the Underwriter by the Escrow Agent) shall be delivered to the Company as provided in the Escrow Agreement.

                  (e) If and when the Minimum Condition has been satisfied, the Underwriter promptly shall give written notice (the "Initial Closing Notice") to the Company, the Escrow Agent and the Transfer Agent so indicating and setting forth (i) the amount of the Underwriter's commission as set forth in Section 2(d) and the amount of the Non-Accountable Expense Allowance that the Company is obligated to pay to the Underwriter, (ii) the time and date (which date shall be no longer than three (3) business days after the date of the Initial Closing Notice) on which the closing (the "Initial Closing") shall take place (the "Initial Closing Date"), and (iii) a written statement reflecting each subscription which identifies, among other things, the name, address, and Taxpayer Identification Number of each Subscriber, the number of Shares allocated to each Subscriber, the amount tendered as payment therefor, and the amount, if any, that is equal to the aggregate price of that number of the Shares for which any Subscription is not being accepted. The Initial Closing shall take place at the offices of the Underwriter, 2600 Michelson Drive, Suite 1500, Irvine, California 92612, or at such other place as the Underwriter and the Company may agree.

                  (f) Prior to the Initial Closing, the Company shall instruct the Transfer Agent, in writing, to deliver to each Subscriber that has purchased Shares in the Offering certificates representing the Shares sold to each of them, and the Underwriter shall instruct the Escrow Agent to deliver and remit to the Company from the Escrow Account the purchase price paid for such Shares, less any unpaid fees or charges due the Escrow Agent under the Escrow Agreement, which shall be retained by the Escrow Agent, and less the Underwriter's commission as set forth in Section 2(d) and Non-Accountable Expense Allowance which shall be paid directly to the Underwriter pursuant to Section 4(k) hereof.

                  (g) If the Minimum Condition is satisfied before the end of the Offering Period (as the same may be extended as hereinabove provided) and, as provided herein, the offering continues thereafter, then, all subscription funds subsequently received by the Underwriter and any participating Selected Dealer shall be deposited directly into the Escrow Account by noon on the business day next following their receipt. On the earliest to occur of (i) the date as of which the Maximum Shares have been subscribed for and payment therefor has been deposited in the Escrow Account, (ii) the expiration of the Offering Period, or (iii) the date, if any, on which the Underwriter and the Company determine that the offering of the Shares shall be concluded, the Underwriter promptly shall give written notice (the "Subsequent Notice") to the Company, the Escrow Agent and the Transfer Agent so indicating and setting forth
(x) the time and date (which date shall be no later than three (3) business days after the date of the Subsequent Notice) on which the closing (the "Subsequent Closing") shall take place (the "Subsequent Closing Date"), (y) a written statement reflecting each Subscription received subsequent to the Initial Closing which identifies, among other things, the name, address, and Taxpayer Identification Number of each such Subscriber, the number of Shares subscribed for by each such Subscriber, the amount tendered as payment therefor, and, if the provisions of Section 2(i) below are applicable, the amount equal to the aggregate price of the number of Shares for which such Subscription is not being accepted, and (z) the amount of the Underwriter's commission as set forth in
Section 2(d) and the amount of the Non-Accountable Expense Allowance, as set forth in Section 4(k) hereof, that shall be paid to the Underwriter in respect of the sale of shares pursuant to Subscriptions received after the Initial Closing. The Subsequent Closing shall take place at the offices of the Underwriter, 2600 Michelson, Drive, Suite 1500, Irvine, California 92612, or at such other place as the Underwriter and the Company may agree.

                  (h) Prior to the Subsequent Closing, the Company shall instruct the Transfer Agent, in writing, to deliver to each Subscriber whose Subscriptions were received after the Initial Closing certificates representing the Shares sold to such Subscribers, and the Underwriter shall instruct the Escrow Agent to deliver and remit to the Company from the Escrow Account the purchase price of such Shares, less the Underwriter's commission as set forth in
Section 2(d) and Non-Accountable Expense Allowance, as set forth in Section 4(k) hereof, which shall be paid directly to the Underwriter and less any unpaid fees or chargers of the Escrow Agent due under the Escrow Agreement which may be retained by the Escrow Agent. The Initial Closing Date and the Subsequent Closing Date are sometimes referred to herein collectively as the "Closing Dates."

                  (i) If any Subscriptions received from prospective purchasers of Shares in the offering are rejected, either in whole or in part, the applicable Closing Date Notice shall contain instructions to the Escrow Agent to remit to each Subscriber whose Subscription is not being accepted, in whole or in part, an amount of money equal to the price of the Shares for which such Subscription is not being accepted.

                  (j) For purposes of determining whether or not the Minimum Condition has been satisfied and the amounts that are payable to the Company and the Underwriter on the Initial Closing Date and the Subsequent Closing Date, Subscription Funds paid by check shall not be deemed to have been received by the Escrow Agent nor shall the Escrow Agent be required, at any Closing, to pay to the Company or the Underwriter, any amounts in respect of any Subscription check received by the Escrow Agent unless and until the check has cleared and such Funds have been credited to the Escrow Account by the Escrow Agent (which the Escrow Agreement agrees shall not be later than __ business days after the receipt of any check that is not dishonored).

         3. Offering of the Shares on Behalf of the Company.

                  (a) In offering the Shares for sale, the Underwriter shall offer the Shares solely as agent for the Company, and such offering shall be made upon the terms and subject to the conditions set forth in the Registration Statement. The Underwriter shall commence offering the Shares for sale as agent for the Company as soon after the Effective Date as the Underwriter may deem advisable; provided, however, that if the Underwriter does not commence such offering within three (3) business days after the Effective Date, it promptly shall so advise the Company and the Commission.

                  (b) In accordance with the applicable provisions of the Registration Statement and this Agreement, the Underwriter may offer and sell the Shares for the account of the Company through registered dealers selected by the Underwriter (the "Selected Dealers"), and may allow such concessions (out of the underwriting commission) to the Selected Dealers as is set forth in the form of Selected Dealers Agreement that is attached as an exhibit to the Registration Statement. All sales by Selected Dealers shall be on behalf of the Company. The Underwriter shall have the authority to appoint Selected Dealers as agents for the Company; provided, however, that no Selected Dealer shall be appointed by the Underwriter unless such Selected Dealer has duly executed and delivered to the Underwriter a Selected Dealers Agreement in the form filed as an exhibit to the Registration Statement. In no event shall Selected Dealers be agents or sub-agents of the Underwriter. The Company shall not appoint any other agents in offering the Shares for sale, except as herein provided.

         4. Covenants. The Company covenants and agrees with each Underwriter that:

                  (a) The Company shall use its best efforts to cause the Registration Statement to become effective and, if the procedure in Rule 430A of the Rules and Regulations is utilized, to comply with the provisions of, and make all requisite filings with the Commission pursuant to, Rule 430A of the Rules and Regulations and to notify the Underwriter promptly (in writing, if requested) of all such filings. The Company shall notify the Underwriter promptly of the receipt of any comments from the Commission and any request by the Commission for any amendment of or supplement to the Registration Statement or the Effective Prospectus or the Final Prospectus or for additional information and; the Company shall prepare and file with the Commission, promptly upon your request, any amendments of or supplements to the Registration Statement or the Effective Prospectus or the Final Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Shares. The Company shall not file any amendment of or supplement to the Registration Statement or the Effective Prospectus or the Final Prospectus (including any post-effective amendment), which is not approved by the Underwriter after reasonable notice thereof, such approval not to be unreasonably withheld or delayed. The Company shall advise the Underwriter promptly of the issuance by the Commission or any State or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Pre-Effective
Prospectus, Effective Prospectus or Final Prospectus or suspending the qualification of the Shares for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose; and the Company shall use its best efforts to prevent the issuance of any stop order and any other such order and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

                  (b) If the Company has elected to rely upon Rule 430A, it will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

                  (c) The Company shall furnish to the Underwriter, from time to time and without charge, a reasonable number of copies of the Registration Statement and of each amendment and supplement thereto, of which one of each such Registration Statement and each amendment and supplement thereto for the Underwriter and one for counsel to the Underwriter shall be originally signed and shall include exhibits. During the period in which a prospectus is required to be delivered under the Securities Act and the Rules and Regulations, the Company shall furnish to the Underwriter, from time to time and without charge, such number of copies of the Pre-Effective Prospectus, Effective Prospectus and Final Prospectus as the Underwriter may reasonably request and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act.

                  (d) Within the time during which a Final Prospectus relating to the Shares is required to be delivered under the Securities Act, the Company shall comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Final Prospectus. If during such period any event occurs or condition exists as a result of which in the opinion of counsel for the Underwriter and counsel for the Company, the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if during such period it is necessary in the opinion of counsel for the Underwriter and counsel for the Company, to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act, the Company shall promptly notify the Underwriter and shall amend the Registration Statement or supplement the Final Prospectus (at the expense of the Company), subject to Section 4(a), so as to correct such statement or omission or effect such compliance, provided that the Company shall determine the final terms of any such amendment or supplement only after considering such changes in any such documents as the Underwriter may reasonably request.

                  (e) The Company shall take or cause to be taken all necessary actions and furnish to whomever the Underwriter may direct such information as may be required in qualifying the Shares for sale under the laws of such jurisdictions which the Underwriter shall designate and to continue such qualifications in effect for as long as may be necessary for the distribution of the Shares; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, or to execute a general consent for service of process. The Company will file such applications, statements and reports as may be required by the laws of each jurisdiction in which the Shares are to be or have been qualified as above provided.

                  (f) The Company shall make generally available to its security holders, in the manner contemplated by Rule 158(b) under the Securities Act, as soon as practicable but in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary of the Effective Date occurs, an earnings statement satisfying the requirements of Section 11(a) of the Securities Act covering a period of at least twelve (12) consecutive months beginning after the Effective Date.

                  (g) For a period of twelve (12) months following the Initial Closing Date, the Company will not, without your prior written consent, (i) purchase any shares of Common Stock or equity securities of the Company or (ii) offer, issue, sell, transfer or otherwise dispose of, for value or otherwise, directly or indirectly, any shares of Common Stock or other equity securities of the Company except (A) the Shares and the Underwriter's Warrants, (B) pursuant to the exercise of options or warrants of the Company outstanding immediately prior to the Effective Date, as described in the Effective Prospectus and Final Prospectus, (C) in connection with a merger, consolidation, acquisition or similar business combination with another corporation or entity which is not an affiliate of the Company or any of its officers or directors (other than a mere reincorporation transaction), (D) pursuant to a joint venture, partnership, collaboration or research, oil or gas exploration or development, product development, marketing or technology licensing arrangement with a party which is not an affiliate of the Company or any of its officers or directors, or (E) in connection with any equipment leasing arrangement or bank financing arrangement with a party which is not an affiliate of the Company or any of its officers or directors.

                  (h) The Company shall apply the net proceeds of the sale of the Shares as set forth under the caption "Use of Proceeds" in the Final Prospectus.

                  (i) The Company shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

                  (j) The Company will comply with all undertakings contained in the Registration Statement.

                  (k) The Company shall pay or cause to be paid (A) all expenses (including any capital duties, stamp duties and stock transfer taxes) incurred in connection with the sale through the Underwriter of the Shares, (B) all fees and expenses (including, without limitation, fees and expenses of the Company's accountants, counsel and experts) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein) and all amendments and exhibits thereto, each Pre-Effective Prospectus, the Effective Prospectus and the Final Prospectus, as the same may be amended or supplemented, and the printing, delivery and shipping of this Agreement and other underwriting documents, including Underwriter's Questionnaires, Underwriter's Powers of Attorney, Blue Sky Memoranda, the Escrow Agreement and Selected Dealer Agreements and any letters transmitting the offering material to Underwriter or Selected Dealers (including costs of mailing and shipment) and the cost of furnishing copies thereof to the Underwriter and the Selected Dealers, (C) all filing fees and the reasonable fees and disbursements of counsel incurred in connection with the qualification of the Shares under state securities laws as provided in Section 4(e) hereof, (D) the filing fee payable to the NASD in connection with its review of the terms of the Offering, (E) any applicable listing fees, including the fee for including the Company's Common Stock for quotation on the Nasdaq Small-Cap Market, (F) the cost of printing certificates representing the Shares, (G) the cost and charges of any transfer agent or registrar, (H) the costs of preparing, printing and distributing a maximum of four (4) bound volumes for the Underwriter and its counsel, (I) the costs relating to the publication of a "tombstone" announcement of the sale of the Shares in the local newspapers and The Wall Street Journal,
(J) all reasonable travel (not to include first class unless approved by the Company) and lodging expenses incurred by the Underwriter in connection with the offer and sale of the Shares, (K) the costs and charges relating to the Escrow Account, (L) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise provided for in this
Section 4(k), and (M) fifty percent (50%), but not to exceed $30,000, of the fees and expenses of the Underwriter's counsel incurred in connection with preparation of the Registration Statement and this Agreement and the closing of the transactions contemplated thereby and hereby. In addition, if the Minimum Condition is satisfied, the Company also agrees to pay to the Underwriter an underwriting commission as set forth in Section 2(d) above and a non-accountable expense allowance (the "Non-Accountable Expense Allowance") equal to three percent (3%) of the aggregate initial public offering price of the Shares sold in the offering, which amounts (less amounts previously paid to the Underwriter in respect of such Non-Accountable Expense Allowance) shall be paid to the Underwriter on each of the Closing Dates (with respect to Shares sold by the Company on such Closing Date). If the sale of the Shares provided for herein is not consummated by reason of acts of the Company pursuant to Section 7(a) hereof which prevent this Agreement from becoming effective, or if this Agreement is terminated for any of the events specified in clauses (i) through (vi), inclusive, of Section 7(b), the Company shall, in addition to its obligations under the preceding sentence, reimburse the Underwriter for all reasonable out-of-pocket expenses (including all of the fees and disbursements of the counsel) incurred by the Underwriter in connection with the investigation, preparing to market and marketing the Shares or in contemplation of performing their obligations hereunder.

                  (l) The Company, at its expense, will furnish to its shareholders an annual report (including financial statements prepared in accordance with generally accepted accounting principles audited by independent certified public accountants acceptable to the Underwriter), and, as soon as practicable after the end of each of the first three quarters of each fiscal year, a statement of operations of the Company for such quarter (which may be in summary form), all in reasonable detail, and during the five year period after the date hereof, at its expense, will furnish the Underwriter, (i) as soon as practicable after the end of each fiscal year, a balance sheet of the Company and any subsidiaries as at the end of such fiscal year, together with statements of income or operations, shareholders' equity and changes in cash flows of the Company and any consolidated subsidiaries, and of any non-consolidated significant subsidiary, for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent certified public accountants; (ii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iii) as soon as they are available, a copy of all reports and financial statements furnished to or filed with the Commission; and (iv) such other information as the Underwriter may from time to time reasonably request. In addition, during such five-year period the Company will furnish the Underwriter, every material press release and every material news item or article in respect of the Company or its affairs that is released or prepared by the Company.

                  (m) If the Company has an active subsidiary or subsidiaries, the financial statements provided for in Section 4(l) will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its shareholders generally. Separate financial statements shall be furnished for all subsidiaries whose accounts are not consolidated but which at the time are significant subsidiaries as defined in the Rules and Regulations.

                  (n) At or before the Initial Closing Date, the Underwriter shall receive from each of the Company's officers and directors ("Insiders") and the Shareholders of the Company whose shares of Common Stock or Warrants of the Company are being registered concurrently with the registration of the offering of the Shares, a written agreement not to offer, sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company now owned or hereafter acquired by such person, for a period of [ ___ ] days from the date on which the Registration Statement becomes effective (the "Lock-up Period"), without your prior written consent (which consent shall not be unreasonably withheld); provided, however, that they may make private dispositions or gifts of such securities if such securities constitute "restricted securities," within the meaning of Rule 144 of the Rules and Regulations, in the hands of the acquiring persons, and if the acquiring persons agree in writing to be bound by the foregoing restrictions on transfer.

                  (o) The Company shall continue to maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (p) The Company shall comply with all registration, filing and reporting requirements of the Exchange Act which may from time to time be applicable to the Company. Without limiting the generality of the foregoing, within 30 days following the Initial Closing Date, the Company will file a registration statement for the Common Stock under Section 12(g) of the Exchange Act, will use its best efforts to cause such registration statement to become effective and will supply copies of the Form 8-A and any amendments or supplements thereto, to the Underwriter and your counsel, within five days of its filings with the Commission.

                  (q) The Company shall make all filings required, including registration under the Exchange Act, to obtain and maintain the inclusion of the Common Stock on the Nasdaq Small-Cap Market, or on the Nasdaq National Market System (the "Nasdaq NMS"), concurrently with the effective date of the Registration Statement (with Nasdaq symbols mutually acceptable to the Company and the Underwriter). The Company shall not release the Common Stock for trading on Nasdaq without the express prior approval of the Underwriter and shall not delist its Common Stock from Nasdaq without the prior approval of the Underwriter, unless required by Nasdaq to do so.

                  (r) Prior to the Initial Closing Date, the Company shall obtain a CUSIP number for the Common Stock, and the Company shall use its best efforts to be included in Standard & Poor's Corporations Designation Manual and/or Moody's Investors Services, Inc. Over-the-Counter Industrial Manual as soon as possible following the Initial Closing Date and to continue to be included in either of such Manuals for at least five years following the latest of the Closing Dates.

                  (s) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

                  (t) If any time during the period between the Effective Date and the latest of the Closing Dates, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Final Prospectus), the Company will, after written notice from the Underwriter advising the Company to the effect set forth above, forthwith prepare, consult with the Underwriter concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Underwriter, responding to or commenting on such rumor, publication or event.

                  (u) Prior to each of the Closing Dates and during the period for which a prospectus is required to be delivered pursuant to the Rules and Regulations under the Securities Act in connection with the offer or sale of any of the Shares being sold through the Underwriter as contemplated by this Agreement, the Company shall not issue any press release or other publicity about the Company without the prior approval of the Underwriter and counsel to the Underwriter.

                  (v) The Company shall take or cause to be taken such actions as are necessary to cause the representation and warranty set forth in Section 1(x) above to remain true and correct both prior to and at all times after the closing of the sale of the Minimum Shares pursuant to this Agreement.

         5. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, as of the date hereof and each of the Closing Dates (as if made at each such Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement and all post-effective amendments thereto shall have become effective and all filings required by Rule 24 and Rule 430A of the Rules and Regulations shall have been made; at each Closing Date, no stop order or other order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been disclosed to the Underwriter and complied with to the reasonable satisfaction of the Underwriter and its counsel.

                  (b) The Underwriter shall not have advised the Company that the Registration Statement or Effective Prospectus or Final Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) On or prior to each of the Closing Dates, the Underwriter shall have received from Stradling Yocca Carlson & Rauth, counsel for the Underwriter, such opinion or opinions with respect to the sufficiency of all corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as the Underwriter reasonably may require and such counsel shall have received from the Company and its counsel such papers, opinions and other information as they request to enable them to pass upon such matters.

                  (d) On each of the Closing Dates there shall have been furnished to the Underwriter the opinion (addressed to the Underwriter) of Horwitz & Beam, counsel for the Company, dated as of such Closing Date and in form and substance satisfactory to counsel for the Underwriter and stating that it may be relied upon by counsel for the Underwriter in giving their opinion, to the effect that:

     (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease, license or use its properties and conduct its business as described in the Registration Statement, Effective Prospectus and Final Prospectus, and to the best of such counsel's knowledge is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased, licensed or used by it makes such qualification necessary, except for jurisdictions in which the failure to so qualify would not have a Material Averse Effect.

     (ii) The authorized, issued and outstanding capital stock of the Company as of _________ __, 199_, was as set forth under the caption "Capitalization" in the Effective Prospectus and Final Prospectus, and there have been no changes in the authorized and outstanding capital stock of the Company since such date, except as disclosed in or specifically contemplated by the Effective Prospectus and Final Prospectus. The Common Stock of the Company conforms to the description thereof under the caption "Description of Capital Stock" in the Effective Prospectus and the Final Prospectus. The outstanding shares of Common Stock have been and are, and the Shares to be issued and sold by the Company, upon issuance and delivery and payment therefor in the manner herein described will be, duly authorized, validly issued, fully paid and nonassessable, and the Subscribers will receive good and marketable title to the Shares purchased by them, free and clear of any liens, claims or encumbrances, or restrictions on transferability, of any kind or nature whatsoever. Except as described in the Effective Prospectus and the Final Prospectus, there are no preemptive or, to the best of such counsel's knowledge, other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's articles of incorporation or by-laws or any agreement, contract or other instrument to which the Company is a party or by which it is bound; neither the filing of the Registration Statement nor the offering or sale of the Shares or Underwriter's Warrant Stock as contemplated by this Agreement and the Underwriter's Warrant Agreement, respectively, gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. To such counsel's knowledge, the Company has no subsidiaries.
     (iii) The execution and delivery of this Agreement and the Underwriter's Warrant Agreement and consummation of the transactions contemplated hereby and thereby will not result in a violation of, or constitute a default under, the articles of incorporation or by-laws of the Company or any contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, debenture, note, lease or other agreement or instrument filed as an exhibit to the Registration Statement (the "Material Agreements"), to which the Company is a party or by which it is bound, or to which any of its properties is subject, nor will the performance by the Company of its obligations hereunder or under the Escrow Agreement or Warrant Agreement violate any existing law, rule, administrative regulation, judgment, order, writ or decree of any court or any governmental agency or body having jurisdiction over the Company or its properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company under any Material Agreement, where such violation, default or lien would have a Material Adverse Effect. Except for permits and similar authorizations required under the Securities Act, the securities or "Blue Sky" laws of certain jurisdictions and from the NASD and for such permits and authorizations which have been obtained, no consent, approval, authorization or order of any court, governmental agency or body is required in connection with the execution and delivery, or the consummation of the transactions contemplated by, this Agreement, the Warrant Agreement, and the Escrow Agreement, including, without limitations, the valid sale, issuance and delivery of the Shares and the Warrant Shares.

     (iv) The descriptions in the Registration Statement, Effective Prospectus and the Final Prospectus of the statutes, regulations, legal or governmental proceedings, contracts and other documents therein described, to the extent that such descriptions constitute summaries of matters of law, documents or proceedings, or legal conclusions, have been reviewed by such counsel and fairly present the information required to be disclosed therein in all material respects.

     (v) The Registration Statement and all post-effective amendments thereto have become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order or other order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Pre-Effective Prospectus, the Effective Prospectus, the Final Prospectus or any amendment or supplement thereto has been issued and no proceedings for that purpose have been instituted or are pending before or threatened by the Commission and all filings required by Rule 424 and Rule 430A of the Rules and Regulations have been made within the required time period; the Registration Statement and the Effective Prospectus and the Final Prospectus and any amendment or supplement thereto, as of their respective effective dates, comply in all material respects with the requirements of the Securities Act and the Rules and Regulations (except that counsel need express no opinion on the financial statements or other financial data contained therein).

     (vi) To the best of such counsel's knowledge, all descriptions in the Effective Prospectus and the Final Prospectus of contracts, and the statements under the captions "Description of Capital Stock" and "Shares Eligible for Future Sale" are accurate in all material respects and fairly present the information required to be set forth therein. To the best of such counsel's knowledge, there are no contracts to which the Company is a party of a character required to be summarized or described in the Effective Prospectus and Final Prospectus or required to be filed as exhibits to the Registration Statement which are not so summarized, described or filed, nor to the best of such counsel's knowledge, is the Company a party to any pending or threatened litigation or any governmental action, suit or proceeding, required to be described in the Effective Prospectus and the Final Prospectus which is not so described.

     (vii) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Underwriter's Warrant Agreement and the Escrow Agreement and each of this Agreement, the Underwriter's Warrant Agreement and the Escrow Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement and obligation of the Company and is enforceable against the Company in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable laws and except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

     (viii) The Underwriter's Warrant Stock has been duly authorized and reserved for issuance and, when issued and delivered in accordance with the terms of the Underwriter's Warrant Agreement, will be duly and validly issued, fully paid and nonassessable, and the Underwriter will receive good and marketable title to the Warrant Shares which it purchases, free and clear of any liens, claims or encumbrances, or restrictions on transferability, of any kind or nature whatsoever, except such restrictions as are set forth in the Warrant Agreement.

     (ix) The form of certificate representing the Shares filed as an exhibit to the Registration Statement is in due and proper form and complies in all material respects with all applicable requirements of the Nevada General Corporation Law.
                  In addition, such counsel shall state that although such counsel has not verified the accuracy or completeness of the statements contained in the Registration Statement, Effective Prospectus or Final Prospectus, nothing has come to such counsel's attention that caused it to believe that the Registration Statement or any amendment thereto at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that, on the Closing Date, the Effective Prospectus or the Final Prospectus or any amendment or supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion as to the financial statements or other financial data contained therein).

                  In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or of government officials as to matters of fact of which the maker of such certificate has knowledge and, in the case of matters governed by the laws of any state of the United States other than California, or of any foreign country, on an opinion or opinions of local counsel reasonably acceptable to the Underwriter and its counsel; provided that Horwitz & Beam shall furnish the Underwriter with copies of any such statements or certificates or opinions of local counsel and state that in their opinion they have no reason not to rely upon any such statements or certificates or such opinions of local counsel.

                  (e) There shall have been furnished to the Underwriter on each of the Closing Dates, a certificate, dated such Closing Date and addressed to the Underwriter, signed by the President and by the Chief Financial Officer of the Company to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; (ii) no stop order or other order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Pre-Effective Prospectus, the Effective Prospectus or Final Prospectus or any amendment or supplement thereto has been issued by the Commission or any "blue sky" or securities authority of any jurisdiction, and no proceedings for that purpose has been initiated or threatened; (iii) all filings required by Rule 424 and Rule 430A of the Rules and Regulations have been made; (iv) the signers of said certificate have carefully examined the Registration Statement and the Effective Prospectus and the Final Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (v) since the Effective Date, there has been no change in the general affairs, business, key personnel, operating results, earnings, capitalization, financial position, net worth or the prospects of the Company that has had or might have a Material Adverse Effect ; and (vi) since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Effective Prospectus and the Final Prospectus which has not been so set forth.

                  (f) Since the Effective Date, the Company shall not have sustained any loss by fire, flood, accident or other calamity (whether or not insured), nor shall have become a party to or the subject of any litigation, nor shall there have been a change in the general affairs, business, key personnel, operating results, earnings, capitalization, financial position, net worth or the prospects of the Company, whether or not arising in the ordinary course of business, which loss, litigation or change is so material and adverse to the Company that, in your judgment, shall render it inadvisable to proceed with the delivery of the Shares.

                  (g) On the date of this Agreement and on each of the Closing Dates, the Underwriter shall have received a letter of Hein & Associates LLP, dated such date and each of the Closing Dates, respectively, addressed to the Underwriter, to the effect that:

     (i) They are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations and the answer to Item 13 of the Registration Statement is correct insofar as it relates to them (or no response is required).

     (ii) In their opinion, the financial statements and notes thereto of the Company examined by them and contained in the Effective Prospectus and Final Prospectus, and the supporting schedules included in the Registration Statement, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations.

     (iii) On the basis of their procedures and inquiries (which do not constitute an examination in accordance with generally accepted auditing standards), as specified in their letters, except as set forth and described in the Effective Prospectus and Final Prospectus, nothing has come to their attention to cause them to believe that:

     (A) the unaudited financial statements and supporting schedules contained in the Registration Statement (x) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations or (y) are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement;

     (B) the financial data included in the Effective Prospectus and Final Prospectus under the captions "Prospectus Summary," and "Selected Financial Data" do not agree with the corresponding amounts in the financial statements for and as at the end of each of the periods then ended; and

     (C) at a specified date not more than five business days prior to the date of such letter, (a) there was any change in the capital stock or long-term debt of the Company or any decrease in net current assets or net assets or shareholders' equity, in each case as compared with corresponding amounts shown in the September 30, 1997 balance sheet contained in the Effective Prospectus and Final Prospectus, or (b) for the period from October 1, 1998 to the specified date referred to above, as compared with the same corresponding period in the prior year, there was any decrease in sales, net income or net income per share, except in all instances for changes, decreases or increases which the Effective Prospectus and Final Prospectus disclose have occurred or may occur, or if there was any change, decrease or increase, setting forth the amount of such change or decrease.

     (iv) They have compared the information expressed in amounts, dollar amounts and percentages derived therefrom and other financial information pertaining to the Company set forth in the Pre-Effective Prospectus, Effective Prospectus and Final Prospectus specified by the Underwriter, in each case to the extent such information was obtained or derived from the general accounting records of the Company with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letters, and found them to be in agreement.

     In addition, the Underwriter shall have received from Hein & Associates LLP, a letter addressed to the Company, which shall be made available to the Underwriter for its use, stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as of December 31, 1997, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

                  (h) At or prior to the Initial Closing Date, the Underwriter's Warrant Agreement shall have been entered into by the Company and the Underwriter, and the Underwriter's Warrants shall have been issued and sold to the Underwriter pursuant thereto.

                  (i) At or prior to the Initial Closing Date, the Underwriter shall have received the written agreements described in Section 4(n) hereof.

                  (j) All proceedings taken in connection with the issuance, sale, transfer and delivery of the Shares shall be satisfactory in form and substance to the Underwriter and to its counsel, and the Underwriter shall have been furnished such additional documents and certificates as it may have reasonably requested.

                  (k) The Underwriter shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to the Underwriter, of the qualification referred to in subsection 4(e) above.

                  (l) Prior to the Initial Closing Date, the Shares shall have been duly authorized for quotation on the Nasdaq Small-Cap Market upon official notice of issuance.

                  (m) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to your participation in such offering.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriter and its counsel. Any certificate or document signed by any officer of the Company and delivered to the Underwriter or its counsel shall be deemed a representation and warranty by such officer individually and by the Company hereunder to the Underwriter as to the statements made therein. The Company shall furnish the Underwriter with such number of conformed copies of such opinions, certificates, letters and other documents as the Underwriter shall reasonably request. If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriter hereunder may be cancelled at, or at any time prior to, each of the Closing Dates, by the Underwriter. Any such cancellation shall be without liability of the Underwriter to the Company. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

         6.       Indemnification and Contribution.

                  (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter, any member of the selling group, and each of such entities' officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Underwriter or selling group member within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act (each an "Indemnified Underwriter") against any and all loss, claim, damage, expense or liability, joint or several, to which such Indemnified Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense or liability (or action in respect thereof) arises out of or is based upon (i) the inaccuracy of any of the representations or warranties made by the Company in Section 1 hereof or elsewhere in this Agreement, or (ii) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus or the Final Prospectus or any amendment or supplement thereto, or (B) in any application or other document or communication (in this Section 6, collectively called an "Application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company in any jurisdiction in order to qualify the Shares under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange or national market system, such as the Nasdaq Small-Cap Market; or (iii) the omission or alleged omission to state, in the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus or Final Prospectus or any amendment or supplement thereto or in any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iv) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement; and shall pay each Indemnified Underwriter for any and all costs and expenses, including reasonable attorneys' fees, as and when incurred by such Indemnified Underwriter in connection with investigating or defending against or appearing as a third-party witness in connection with any litigation, commenced or threatened, and any and all amounts paid in settlement of any claim or litigation of any such loss, claim, damage, liability or action whatsoever, notwithstanding the possibility that payments for such expenses might later be held to be improper; provided; however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion in the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus or Final Prospectus or any amendment or supplement thereto, or any Application. In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company herein or the failure to perform its obligations hereunder, it will pay each Indemnified Underwriter on a monthly basis for all costs and expenses, including reasonable attorneys' fees, incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to indemnify hereunder or to pay each Indemnified Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim payment is so held to have been improper, each Indemnified Underwriter shall promptly return it to the Company, together with interest, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA (the "Prime Rate"). Any such interim payment which is not made to an Indemnified Underwriter within 30 days of a request for payment, shall bear interest at the Prime Rate from the date of such request. The foregoing agreement to indemnify shall be in addition to any liability which the Company may otherwise have, including liabilities arising under this Agreement.

                  (b) The Underwriter shall indemnify and hold harmless the Company, each director of the Company, each officer of the Company who has signed the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Securities Act against any loss, claim, damage or liability to which the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus or Final Prospectus or any amendment or supplement thereto, or (B) in any Application, or
(ii) the omission or alleged omission to state in the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus or Final Prospectus or any amendment or supplement thereto or in any Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Underwriter shall reimburse the Company for any and all costs and expenses, including reasonable attorneys' fees, as and when incurred by it in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided; however, that such indemnification and reimbursement shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein. This indemnity agreement shall be in addition to any liability which the Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page (insofar as such information relates to the Underwriter), the paragraph on page 2 with respect to stabilization and under the heading "Underwriting" in any Pre-Effective Prospectus, Effective Prospectus and/or the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter, for inclusion in any such Prospectus.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action with counsel reasonably satisfactory to the indemnified party, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, in which event the fees and expenses of such separate counsel shall be paid by the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriter in the case of subsection (a) above, representing the indemnified parties who are parties to such action). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Company, or against any of its officers or directors in connection with the sale of the Shares, the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus or the Final Prospectus, or any amendment or supplement thereto, or any Application. To the extent any provision of this Section 6 entitles the indemnified party to reimbursement of fees and expenses, such obligations may be billed by the indemnified party monthly and shall be due and payable within ten
(10) days of the date thereof.

     No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. No indemnifying party shall be liable for the costs and expenses of any settlement of such proceeding effected by such indemnified party without the consent of the indemnifying party. Any consent of an indemnified party under this paragraph may be given on behalf of all such indemnified parties by the Underwriter in the case of parties indemnified pursuant to Section 6(a) and by the Company in the case of parties indemnified pursuant to Section 6(b).

                  (d) In order to provide for just and equitable contribution under the Act in any case in which (i) the Underwriter (or any person who controls any Underwriter within the meaning of the Act or the Exchange Act) makes claim for indemnification pursuant to Section 6(a) hereof, but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 6(a) provides for indemnification in such case or (ii) contribution under the Act may be required on the part of any Underwriter or any such controlling person in circumstances for which indemnification is provided under Section 6(b), then, and in each such case, each indemnifying party shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as an indemnifying party hereunder (after contribution from others) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering and sale of the Shares as contemplated by this Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares sold pursuant to this Agreement (before deducting expenses) received by the Company bear to the total underwriting commissions received by the Underwriter with respect to such Shares, in each case as set forth in the table on the cover page of the Effective or Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this
Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it on behalf of the Company exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) Promptly after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof; but the delay or omission so to notify the contributing party will not relieve it from any liability which it may have to any other party for contribution under the Act except to the extent it was unaware of such action and has been prejudiced in any material respect by such delay or failure or from any liability which it may have to any other party other than for contribution under the Act. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

                  (f) It is agreed that any controversy arising out of the operation of the interim payment arrangements set forth in Sections 6(a) or 6(b) hereof, including the amounts of any requested payments and method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the National Association of Securities Dealers, Inc. Any such arbitration shall be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration shall be limited to the operation of the interim payment provisions contained in Sections 6(a) or 6(b) hereof and shall not resolve the ultimate propriety or enforceability of the obligation to indemnify or pay expenses which is created by the provisions of such Sections 6(a) or 6(b) hereof.

         7.       Effective Date and Termination.

                  (a) This Agreement shall become effective at 6:00 A.M., Los Angeles time, on the first full Business Day following the date upon which the Registration Statement becomes effective. Until this Agreement is effective, it may be terminated by the Company by giving notice as hereinafter provided to the Underwriter or by the Underwriter by giving notice as hereinafter provided to the Company, except that the provisions of Section 4(k) and Section 6 shall at all times be effective.

                  (b) Until the Initial Closing Date, this Agreement may be terminated by the Underwriter by giving notice as hereinafter provided to the Company, if (i) the Company shall have failed, refused or been unable, at or prior to the Initial Closing Date, to perform any agreement on its part to be performed hereunder; (ii) any other condition of the obligations of the Underwriter hereunder is not fulfilled; (iii) if there has been, since the date as of which the information is given in the Final Prospectus, any change or any development involving a prospective change, in the business or prospects of the Company that would have a Material Adverse Effect (notice of which shall be given by the Company to the Underwriter promptly after the occurrence thereof);
(iv) trading in the Shares has been suspended by the Commission or trading in securities generally on either the New York Stock Exchange, American Stock Exchange or NASDAQ shall have been suspended or minimum or maximum prices shall have been established on or maximum ranges for prices for securities have been required by such exchange or NASDAQ by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction; or (v) a general banking moratorium shall have been declared by a state or Federal authority; or (vi) if there has occurred any material adverse change in the financial markets in the United States or internationally or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis that, in your reasonable judgment, is material and adverse. If any of the foregoing events occurs after the Initial Closing Date and prior to the completion of the Subsequent Closing, the Underwriter also shall be entitled to terminate this Agreement by giving notice thereof to the Company as hereinafter provided.

                  (c) Any termination of this Agreement pursuant to this Section 7 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(k) and 6 hereof.

                  (d) Any notice referred to above may be given at the address specified in Section 9 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

         8. Survival of Indemnities, Contribution, Warranties and Representations. The indemnity and contribution agreements contained in Section 6, the applicable obligations of the Company under Section 4(k) and the representations, warranties and agreements of the Company in Sections 1 and 3, shall survive the delivery of the Shares to the Underwriter hereunder and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         9. Notices. Except as otherwise provided in this Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company such notice shall be in writing (and may be telecopied if confirmed by letter) addressed to the Company at 901 Dove Street, Suite 230, Newport Beach, California 92660, telecopier number (949) 752-5757, Attention: President; and (b) whenever notice is required by the provisions of this Agreement to be given to the Underwriter, such notice shall be in writing addressed to the Underwriter, 2600 Michelson Drive, Suite 1500, Irvine, California 92612, telecopier number (949) 221-9135, Attention: Chief Executive Officer.

         10. Information Furnished by Underwriter. The statements set forth the in the last paragraph on the cover page, the paragraph on page 2 with respect to stabilization, and under the caption "Underwriting" in any Pre-Effective Prospectus and in the Effective Prospectus and the Final Prospectus, constitute the sole written information furnished by or on behalf of the Underwriter.

         11. Parties. This Agreement is made solely for the benefit of the Underwriter, the Company, any officer, director or controlling person referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement. The term "successors and assigns," as used in this Agreement, shall not include any purchaser of any of the Shares through the Underwriter or selected dealers merely by reason of such purchase.

         12. Definitions; Interpretation For purposes of this Agreement, "Business Day" means any day other than Saturday, Sunday, a federal holiday or a day on which the New York Stock Exchange is closed. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Company or the Underwriter, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto. Section headings and section numbers have been set forth herein for convenience only and shall not be considering in construing this Agreement or any of the provisions hereof. Unless otherwise indicated elsewhere in this Agreement, (a) the term "or" shall not be exclusive, (b) the term "including" shall mean "including, but not limited to," and (c) unless otherwise indicated, the terms "herein," "hereof," "hereto," "hereunder" and other terms similar thereto shall refer to this Agreement as a whole and not merely to the specific section, subsection, paragraph or clause where such terms may appear.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law or conflict of laws principles thereof.

         14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

         Please confirm, by signing and returning to us counterparts of this Agreement, that the foregoing correctly sets forth the Agreement among the Company and the Underwriter.

                                                     Very truly yours,

                                            BETA OIL & GAS, INCORPORATED



                                          By:
                                            Steve Antry, President and Chairman


Confirmed and accepted as of the date first above mentioned:

HAGERTY STEWART



By:
      Nicholas Mosich, Chief Executive Officer